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                                                                     EXHIBIT 5.1


                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

                                  June 7, 2007

Limelight Networks, Inc.
2220 W. 14th Street
Tempe, Arizona 85281

      Re:   Registration Statement on Form S-1

Ladies and Gentlemen:


      We are acting as counsel to Limelight Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration of $27,600,000 of the Company's Common Stock, par value $0.001 per share (collectively, the "Shares"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      We are members of the Bar of the State of California, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

      On the basis of the foregoing, we are of the opinion that the Shares to be sold by the Company have been duly authorized by the Company and, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati